Camber Energy, Inc. 8-K

Exhibit 99.1

CAMBER ENERGY ANNOUNCES WELL PRODUCTION RESULTS

Camber Energy, Inc. (NYSE American: CEI)(the “Company” or “Camber”), based in San Antonio, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma and on the San Andres formation in the Permian Basin, of Texas, announced production updates today:

The recompletion of the 5th well, in a six well recompletion program in the Coyle Field, located in Payne County, Oklahoma, was completed on the 23rd of October. To date, actual recompletion costs are approximately 45% below estimates, while production levels are significantly above projections. The 6th, and final well in the field, should be completed within the next few days, commencing production by end of month.

"Camber is currently negotiating a renewal of a long term purchase agreement with its midstream buyer for all of the Coyle Field production. The contract is expected to include a stair step incentive to the Company for higher volumes. The Company anticipates realizing a meaningful increase in revenues in the coming weeks and months once the NGL dominate production in this field is produced and sold downstream" stated Richard N. Azar II, the interim CEO of Camber. “The contract renewal should enhance the Company’s ability to maximize revenues and incentivizes to actively move forward with a geologically sound drilling program.”

The Coyle field is a Hunton formation de-watering program that produces light oil, natural gas and abundant natural gas liquids. Dewatering operations in the Coyle Field began in 1999. According to published reports, remaining gross Proved Developing Producing (PDP) reserves are estimated to be approximately: 23,550 thousand barrels of oil, 3,500 million cubic feet (MMcf) of gas and 813,710 barrels of Natural Gas Liquids (NGLs). The wells in this field are at an average depth of 4,500 feet, and vary with single and dual laterals per well. Sustained average total wellhead production levels are expected to range from 2.3 to 3 million cubic feet per day (MMcfd) with 1,525 average British Thermal Unit (BTU) gas.

About Camber Energy, Inc.: Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $2 million due pursuant to the terms of a previously disclosed Stock Purchase Agreement; risks relating to the availability of required financing; risks relating to our compliance with NYSE listing requirements; risks relating to our compliance with, and default in under, existing and future loan covenants; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber’s most recent Annual Report on Form 10-K, Form 10-Qs and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.